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                             ABINGTON BANCORP, INC.

                BOARD OF DIRECTORS TRANSITION AND RETIREMENT PLAN

                                  JUNE 22, 2000

PURPOSE OF PLAN:

         This Plan is intended to encourage Directors who have made significant contributions to the Bank and the Holding Company to consider voluntarily transitioning off the Board of Directors in order to provide opportunities for increased diversity on the Board and generally to permit others to serve on the Board, to serve as a source of new ideas, business networking and community input to the Bank and the Holding Company.

MINIMUM SERVICE REQUIREMENTS:

- To be eligible a Director must have served on the Board of the Holding Company or the Bank for at least 10 years.

-        To be eligible a Director must have attained the age of 55.

AMOUNT OF RETIREMENT AND TRANSITION PAYMENT:

- Transitioning Directors who have served at least 10 but less than 15 years as Directors of the Holding Company or the Bank would receive an amount equal to their Board Compensation.

- Transitioning Directors who have served at least 15 years but less than 20 years as Directors of the Holding Company or the Bank would receive an amount equal to two times their Board Compensation.

- Transitioning Directors who have served at least 20 years as Directors of the Holding Company or the Bank would receive an amount equal to three times their Board Compensation.

BOARD COMPENSATION:

         The term "Board Compensation" shall mean an amount equal to the sum of
(x) the annual Directors retainer fee and (y) the aggregate annual fees payable for attendance at 12 monthly meetings of the Board. Fees for serving as a member of a committee shall not be included in determining Board Compensation.

PAYMENT SUBJECT TO BOARD APPROVAL:

         The Board reserves the right to disapprove payment of the Retirement and Transition Payment to any Director for any reason if the Board concludes that such payment would be inappropriate under the circumstances. Additionally, any parties electing to participate in this plan will be subject to a standard form Confidentiality Letter upon acceptance by the Board of Directors.